EXHIBIT 99.B6


                                    EXHIBIT 6
                             DISTRIBUTION AGREEMENT

                             DISTRIBUTION AGREEMENT

         AGREEMENT made this 1st day of January, 1997, between WRL Series Fund, Inc., a Maryland corporation (the "Fund"), and InterSecurities, Inc., a Delaware corporation (the "Distributor"), each with offices at 201 Highland Avenue, Largo, Florida 33770.

         WHEREAS, the Fund is a registered open-end management investment company, which currently offers shares of its common stock in twenty series, each as set forth on Schedule A hereto (the "Current Portfolios"), and the Fund may offer shares of one or more additional Portfolios in the future;

         WHEREAS, the Fund was originally organized to act as the funding vehicle for certain individual variable life insurance policies and individual and group variable annuity contracts offered by Western Reserve Life Assurance Co. of Ohio ("Western Reserve") or life insurance companies affiliated with Western Reserve through separate accounts of such life insurance companies; and

         WHEREAS, in the future, the Fund may also offer its shares to life insurance companies unaffiliated with Western Reserve (together with Western Reserve and its affiliated life insurance companies, the "Life Companies") as a funding vehicle for variable life insurance policies and variable annuity contracts (together with the variable life insurance policies and variable annuity contracts offered by Western Reserve and its affiliated life insurance companies, the "Policies"), and/or to qualified pension and retirement plans (the "Qualified Plans"); and

         WHEREAS, from time to time, the Fund may enter into sales agreements with Life Companies that have or will establish one or more separate accounts to offer Policies, pursuant to which one or more Portfolios of the Fund serves as the underlying funding vehicle for such Policies; and, under certain circumstances, may enter into sales agreements with the Qualified Plans; and

         WHEREAS, it is contemplated that, in addition to entering into sales agreements with Life Companies and/or Qualified Plans, the Distributor shall engage in certain promotional and sales efforts on behalf of the Fund, as described in the Distribution Plan pursuant to Rule 12b-1 adopted by the Fund concurrent with the effective date of this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

         1. (a) The Fund proposes to issue and sell shares of common stock of the Fund (the "Shares") to separate accounts of Life Companies and to the Qualified Plans as may be permitted by applicable law and subject to the Fund's obtaining any necessary regulatory approvals. The Fund hereby appoints the Distributor as agent to sell the Shares and the Distributor hereby accepts such appointment. The Shares will be distributed under such terms as are set by the Fund and will be sold to the separate accounts and the Qualified Plans permitted to buy the Shares as specified by the Fund's Board of Directors.

            (b) In the event that the Fund from time to time designates one or more Portfolios in addition to the Current Portfolios ("Additional Portfolios"), it shall notify the Distributor. If the Distributor is willing to perform services hereunder to the Additional Portfolios, it shall so notify the Fund. Thereafter, the Fund and the Distributor shall mutually agree to amend Schedule A to this Agreement in writing to add the Additional Portfolios and the Additional Portfolios shall be subject to this Agreement, subject to the approval of the Board of Directors as set forth in Section 7.(a) below.

         2. (a) The Distributor agrees that (i) all Shares sold by the Distributor shall be sold at the net asset value thereof as described in the Fund's prospectus, and (ii) the Fund shall receive 100% of such net asset value.

            (b) The Shares will be sold in accordance with any sales agreements between the Fund and Life Companies and, where applicable, the Fund and Qualified Plans. The Current Portfolios and all Additional Portfolios subject to this Agreement are referred to collectively as "Portfolios."

         3. (a) All sales literature and advertisements used by the Distributor in connection with sales of Shares shall be subject to approval by the Fund. The Fund authorizes the Distributor, in connection with the sales or arranging for the sale of Shares, to provide only such information and to make only such statements or representations as are contained in the Fund's then-current Prospectus or in sales literature or advertisements approved by the Fund or in such financial and other statements which are furnished to the Distributor pursuant to the next paragraph. The Fund shall not be responsible in any way for any information provided or statements or representations made by the Distributor or its representatives or agents other than the information, statements and representations described in the preceding sentence. The Distributor shall review all materials submitted to it by Life Companies and Qualified Plans that describe the Fund, the Shares or the Fund's investment adviser. The Distributor shall not be responsible for any information provided or statements or representations made by Life Companies or Qualified Plans, representatives or agents of Life Companies or Qualified Plans, or any other persons or entities other than the Distributor's representatives or agents.

              (b) The Fund shall keep the Distributor fully informed with regard to its affairs, shall furnish the Distributor with a certified copy of all financial statements and a signed copy of each report prepared by its independent certified public accountants, and shall cooperate fully in the efforts of the Distributor to sell the Shares and in the performance by the Distributor of all its duties under this Agreement.

         4.  (a)  The Fund will pay or cause to be paid:

                  (i) registration fees for registering its shares under the Securities Act of 1933 (the "1933 Act");

                  (ii) the expenses, including counsel fees, of preparing registration statements and such other documents as the Fund believes are necessary for registering the Shares with the Securities and Exchange Commission (the "SEC") and such states as are deemed necessary or appropriate;

                  (iii) expenses incident to preparing amendments to registration statements of the Fund under the 1933 Act and the Investment Company Act of 1940, as amended (the "1940 Act");

                  (iv) expenses for preparing and setting in type all prospectuses and the expense of supplying them to the then existing shareholders or beneficial owners of Shares (including owners of Policies whose contracts use one or more Portfolios as their funding vehicle);

                  (v) expenses incident to the issuance of its Shares such as the cost of stock certificates, if any, taxes and fees of the transfer agent for establishing shareholder record accounts and confirmations; and

                  (vi) expenses for administrative and transfer agency services, pursuant to and in accordance with the Administrative Services and Transfer Agency Agreement between the Fund and WRL Investment Services, Inc. dated January 1, 1997, as it may be amended from time to time in accordance with its terms.

              (b) The Distributor shall pay all of its own costs and expenses connected with the offer and sale of Shares ("Distribution Expenses"), except that certain Distribution Expenses may be reimbursed to the Distributor as provided in Section 5 hereof.

         5. (a) Pursuant to a Distribution Plan (the "Plan") adopted by the Board of Directors of the Fund in accordance with Section 12(b) of the 1940 Act, Rule 12b-1 and the other rules and regulations promulgated thereunder, as the same may be, from time to time, issued or amended, the Fund, on behalf of a Portfolio that has approved the Plan pursuant to Section 3 thereof, may reimburse the Distributor, as direct payment for expenses incurred in connection with the distribution of a Portfolio's shares, amounts equal to actual expenses associated with distributing such Portfolio's shares, up to a maximum rate of 0.15%, on an annualized basis of a Portfolio's average daily net assets. Reimbursements shall be measured and accrued daily, and remitted to the Distributor monthly. Such reimbursement may be made only for the period commencing on the date hereof and ending December 31, 1997, and for each twelve month period (or portion thereof) thereafter, in which the Plan is in effect for that Portfolio.

              (b) Distribution Expenses reimbursable hereunder shall include, but not necessarily be limited to, the following:

                 (i) the cost for printing and mailing of Fund prospectuses and statements of additional information, and any supplements thereto, to potential investors;

                 (ii) the costs relating to the development and preparation of Fund advertisements and sales literature and brokers' and other promotional materials describing and/or relating to the Fund;

                 (iii) expenses incurred in connection with the presentation of seminars and sales meetings describing the Fund attended by sales personnel and potential investors;

                 (iv) the development of consumer-oriented sales materials describing and/or relating to the Fund; and

                 (v) expenses attributable to "distribution-related" services provided to the Fund. "Distribution-related services" include, but are not limited to: salaries and benefits; office expenses; equipment expenses (I.E., computers, software, office equipment, etc.); training costs; travel costs; printing costs; supply expenses; computer programming time; and data center expenses, each as they relate to the promotion of the sale of Fund shares.

              (c) The Distributor shall submit annual reimbursable Distribution Expense budgets to the Board of Directors of the Fund. As soon as practicable after the end of each calendar quarter, the Distributor shall submit to the Board of Directors reports requesting ratification of reimbursement of Distribution Expenses as to each Portfolio for that quarter. The Distributor will allocate to each Portfolio reimbursable Distribution Expenses not specifically attributable to the distribution of shares of a particular Portfolio, based upon the ratio of the net asset value of each Portfolio at the end of each calendar month to the net asset value of all Portfolios on that same date. The Board of Directors will consider each request at its next regular meeting after such request is submitted, and the Distributor shall only retain reimbursements by the Fund on behalf of a Portfolio for those reimbursable Distribution Expenses that are approved by the Board of Directors, including a majority of the "Disinterested Directors" (as that term is defined in Section 7 hereof).

         6. (a) The Fund shall maintain a currently effective Registration Statement on Form N-1A and shall file with the SEC such reports and other documents as may be required under the 1933 Act and the 1940 Act or by the rule and regulations of the SEC thereunder.

            (b) The Fund represents and warrants that its Registration Statement, post-effective amendments, Prospectus and Statement of Additional Information (excluding statements based upon written information furnished by the Distributor expressly for inclusion therein) shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to the Distributor, pursuant to
Section 3(b) hereof, shall be true and correct in all material respects.

         7. (a) This Agreement shall take effect on the date hereof after it has been approved by a vote of the majority of Directors of the Fund and those Directors of the Fund who are not "interested persons" of the Fund and who have no direct or indirect financial interest in the operation of the Plan or this Agreement (the "Disinterested Directors"), cast in person at a meeting called for the purpose of voting on this Agreement. This Agreement shall remain in full force and effect until December 31, 1997, and may be continued for twelve month periods (or portions thereof) thereafter; provided that such continuance shall be specifically approved annually by the Board of Directors of the Fund or by a majority of the outstanding voting securities of each Portfolio of the Fund as it applies to that Portfolio, and in either case, also by a majority of the Disinterested Directors. This Agreement may be amended, with respect to any Portfolio, with the approval of the Board of Directors or of a majority of the outstanding voting securities of each Portfolio of the Fund as it applies to that Portfolio, provided, that in either case, such amendment shall also be approved by a majority of the Disinterested Directors.

            (b) This Agreement, with respect to any Portfolio, may be terminated, at any time without payment of any penalty, by vote of a majority of the Disinterested Directors or by vote of a majority of the outstanding voting securities of that Portfolio, or may be terminated by the Distributor, in either case on not more than 60 days' written notice delivered personally or mailed by registered mail, postage prepaid, to the other party.

            (c) This Agreement shall automatically terminate in the event of its assignment.

            (d) The terms "interested persons," "assignment" and "vote of a majority of the outstanding voting securities" as used herein shall have the meanings given to them in the 1940 Act.

         8. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of the Distributor (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Distributor or retained by it to perform or assist in the performance of its obligations under this Agreement) the Distributor shall not be subject to liability to the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder, of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates.

         9. This Agreement is made by the Fund, on behalf of each Portfolio, pursuant to authority granted by the Board of Directors, and the obligations created hereby are not binding on any of the Directors or shareholders of the Fund individually, but bind only the property of the Fund.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed by their duly authorized officers and under their respective seals on the day and year first above written.


                                         WRL SERIES FUND, INC.
Attest:



 /s/ PRISCILLA I. HECHLER                By  /s/ JOHN R. KENNEY
------------------------                    -----------------------
Secretary(assistant)                        John R. Kenney
                                            Chairman of the Board and President


Attest:                                  INTERSECURITIES, INC.



 /s/ WILLIAM H. GEIGER                   By  /s/ G. JOHN HURLEY
-------------------------                   --------------------------
Secretary                                   G. John Hurley
                                            President

                                   SCHEDULE A


As of January 1, 1997, the Distributor shall act as distributor for shares of the following Portfolios of WRL Series Fund, Inc.:


                                Growth Portfolio
                                 Bond Portfolio
                                Global Portfolio
                             Money Market Portfolio
                   Short-to-Intermediate Government Portfolio
                               Balanced Portfolio
                            Emerging Growth Portfolio
                             Equity-Income Portfolio
                           Aggressive Growth Portfolio
                                Utility Portfolio
                       Tactical Asset Allocation Portfolio
                            C.A.S.E. Growth Portfolio
                       C.A.S.E. Growth & Income Portfolio
                        C.A.S.E. Quality Growth Portfolio
                             Value Equity Portfolio
                         International Equity Portfolio
                             Global Sector Portfolio
                               US Sector Portfolio
                            Foreign Sector Portfolio
                              U.S. Equity Portfolio